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                                                                    EXHIBIT 10.4

                  SECOND AMENDMENT, dated as of November 26, 2001 (this "Second Amendment"), to the CREDIT AGREEMENT, dated as of August 5, 1998, as amended and restated as of June 29, 2000, as amended by the First Amendment dated as of May 8, 2001 (the "Credit Agreement"), among RENT-A-CENTER, INC. (the "Borrower"), the Lenders party to the Credit Agreement, the Documentation Agent and Syndication Agent named therein and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as Administrative Agent (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement shall be used in this Second Amendment with their defined meanings unless otherwise defined herein.

                                   WITNESSETH:

                  WHEREAS, the Borrower wishes to amend the Credit Agreement in the manner set forth herein; and

                  WHEREAS, each of the parties hereto is willing to enter into this Second Amendment on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION I. AMENDMENTS TO CREDIT AGREEMENT.

                  1. Section 1.1--"Consolidated Net Income Amount". Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:

         "Consolidated Net Income Amount": at any date of determination, an amount equal to cumulative Consolidated Net Income from January 1, 2002 through the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.1.

                  2. Section 1.1--"Applicable Margin". The definition of "Applicable Margin" contained in Section 1.1 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

         "Notwithstanding the foregoing, effective on the date of effectiveness of the Second Amendment to this Agreement, the Applicable Margin for all Loans shall be increased by 0.25% above the Applicable Margin that would otherwise be in effect pursuant to the Pricing Grid or the foregoing provisions of this definition."

                  3. Section 1.1--"Eurodollar Base Rate". The definition of "Eurodollar Base Rate" contained in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan (other than any Eurodollar Loan having a seven-day Interest Period), the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period, provided that if such rate does not appear on Page 3750 of the Telerate


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         screen (or otherwise on such screen) the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent. If no such rate is available or if the Eurodollar Base Rate is being determined in connection with any Eurodollar Loan having a seven-day Interest Period, such rate shall be determined by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  4. Section 1.1--"Excess Cash Flow". The definition of "Excess Cash Flow" contained in Section 1.1 of the Credit Agreement is hereby amended by
(a) amending and restating the parenthetical contained in clause (a)(iv) thereof as follows:

         "(other than Dispositions of (x) rental merchandise otherwise included in changes in Consolidated Working Capital and (y) inventory in the ordinary course of business)"

and (b) inserting the following parenthetical at the end of clause (b)(iv) thereof:

         "(including prepayments of the Term Loans required by Section 7.6(e) or clause (ii) of the proviso contained in Section 7.9(a))"

                  5. Section 1.1--"Interest Period". The definition of "Interest Period" contained in Section 1.1 of the Credit Agreement is hereby amended by
(a) inserting the words "seven days (in the case of Revolving Loans only) or" before each occurrence of the words "one, two, three or six months" contained therein and (b) adding the following sentence to the end thereof:

         "Notwithstanding the foregoing, clause (iii) above shall not apply to Eurodollar Loans having a seven-day Interest Period."

                  6. Section 1.1--"LC Commitment". The definition of "LC Commitment" contained in Section 1.1 of the Credit Agreement is hereby amended by replacing the amount "$75,000,000" contained therein with the words "the amount of the Total Revolving Commitments".

                  7. Section 2.11(b). Section 2.11(b) of the Credit Agreement is hereby amended by inserting the following parenthetical after the percentage "100%" contained therein:

                  "(or, in the case of Indebtedness incurred pursuant to Section 7.2(f) after the effective date of the Second Amendment to this Agreement, 30% (a "30% Application Transaction"))"

                  8. Section 2.17(c). Section 2.17(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(c) Notwithstanding anything to the contrary in this Agreement, with respect to any mandatory prepayment pursuant to Section 2.11(b) in connection with any 30% Application Transaction (as defined in said Section), each Term Lender shall have the right to reallocate any prepayment allocated to any of its Term Loans to any of its other Term Loans, as designated by such Lender to the Administrative Agent. Accordingly, the date on which any such prepayment is required to be made may be extended by the Administrative Agent to the extent necessary to determine the manner in which the Term Lenders wish to have such prepayment allocated."


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                  9. Section 7.2(d). The first item listed on Schedule 7.2(d) is hereby replaced by the following item:

         "Unsecured debt owed to INTRUST Bank, N.A., pursuant to a line of credit in the amount of $10,000,000 (it being understood that, notwithstanding anything to the contrary in Section 7.2(d), such debt need not have been outstanding on the Restatement Effective Date)."

                  10. Section 7.2(f). Section 7.2(f) of the Credit Agreement is hereby amended by changing the amount "$175,000,000" contained therein to the amount "$275,000,000".

                  11. Section 7.6. Section 7.6 of the Credit Agreement is hereby amended by (a) changing the reference to "Section 7.9(a)" contained in Section 7.6(d) thereof to a reference to "clause (i) of the proviso contained in Section 7.9(a)" and (b) adding the following new paragraph (e) to the end thereof:

                  "(e) in addition, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may repurchase its common stock so long as (i) such repurchase is made after the baskets set forth in paragraphs (b) and (d) above have been fully utilized,
         (ii) the aggregate amount expended in connection therewith pursuant to this paragraph (e), when added to the aggregate amount expended to repurchase Senior Subordinated Notes pursuant to Section 7.9(a), does not exceed 25% of the Consolidated Net Income Amount and (iii) within three Business Days after the date of such repurchase, the Borrower shall prepay the Term Loans pursuant to Section 2.10 in an amount equal to 100% of the amount being expended to make such repurchase."

                  12. Section 7.9(a). The proviso contained in Section 7.9(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         ", provided, that, so long as no Default or Event of Default shall have occurred and be continuing, (i) the Borrower may repurchase Senior Subordinated Notes so long as the aggregate amount so expended pursuant to this clause (i), when added to the aggregate amount expended to repurchase common stock of the Borrower pursuant to Section 7.6(d), does not exceed $50,000,000 and (ii) in addition, the Borrower may repurchase Senior Subordinated Notes so long as (x) such repurchase is made after the basket set forth in clause (i) above has been fully utilized, (y) the aggregate amount so expended pursuant to this clause
         (ii), when added to the aggregate amount expended to repurchase common stock of the Borrower pursuant to Section 7.6(e), does not exceed 25% of the Consolidated Net Income Amount and (z) within three Business Days after the date of such repurchase, the Borrower shall prepay the Term Loans pursuant to Section 2.10 in an amount equal to 100% of the amount being expended to make such repurchase"

                  13. Section 7.9(b). Section 7.9(b) of the Credit Agreement is hereby amended by inserting at the end thereof the following parenthetical:

         "(it being understood that amendments designed to permit an additional issuance of Senior Subordinated Notes incurred in accordance with
         Section 7.2(f) shall not be restricted by this clause (b))"


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         SECTION II. MISCELLANEOUS.

                  1. No Change. Except as expressly provided herein, no term or provision of the Credit Agreement shall be amended, modified or supplemented, and each term and provision of the Credit Agreement shall remain in full force and effect.

                  2. Effectiveness. This Second Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of (a) counterparts hereof duly executed by the Borrower, (b) executed consent letters authorizing the Administrative Agent to enter into this Second Amendment from the Required Prepayment Lenders and (c) for the account of each Lender that has submitted an executed consent letter to the Administrative Agent (or its counsel) by 12:00 noon, New York City time, on December 4, 2001, an amendment fee equal to 0.15% of each such Lender's Revolving Commitment and/or Term Loans. Such fee will not be paid to any of the Lenders unless the requested amendments are approved by the Required Prepayment Lenders.

                  3. Counterparts. This Second Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  4. Governing Law. THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.



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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed and delivered as of the day and year first above written.


                                        RENT-A-CENTER, INC.



                                        By:      /s/ Mitchell E. Fadel
                                           ------------------------------------
                                                 Mitchell E. Fadel
                                                 President


                                        JPMORGAN CHASE BANK (formerly known as
                                        The Chase Manhattan Bank), as
                                        Administrative Agent


                                        By:      /s/ Allen King
                                           ------------------------------------
                                                 Allen King
                                                 Vice President